SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2001

Guilford Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23736	52-1841960

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6611 Tributary Street, Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

GUILFORD PHARMACEUTICALS INC.

Item 5. Other Events.

            In connection with the sale of 411,000 shares of its common stock, registered on Form S-3 (No. 333-50210), Guilford Pharmaceuticals Inc. engaged Legg Mason Wood Walker, Inc. and Ladenburg Thalmann & Co. Inc. as placement agents. Copies of the letter agreements between Guilford and the placement agents are filed as Exhibits to this report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

The following are filed as exhibits to this current report on Form 8-K.

	1.1	Placement Agent Letter Agreement dated January 12, 2001.

	1.2	Placement Agent Letter Agreement dated January 16, 2001.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guilford Pharmaceuticals Inc.

Date: January 17, 2001	By: /s/ CRAIG R. SMITH, M.D. Craig R. Smith, M.D. Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number
1.1	Placement Agent Letter Agreement dated January 12, 2001.
1.2	Placement Agent Letter Agreement dated January 16, 2001.